As filed with the Securities and Exchange Commission on August 8, 2003
                                                    Registration No. 333-08862
==============================================================================

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                       Post-Effective Amendment No. 1 to
                                   Form S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                                Allstream Inc.
            (Exact name of registrant as specified in its charter)

                                 ------------

            Canada
(State or other jurisdiction of                       Not Applicable
incorporation or organization)             (I.R.S. Employer Identification No.)

                                 ------------

                                  Suite 1600
                          200 Wellington Street West
                               Toronto, Ontario
                                Canada M5V 3G2
                   (Address of Principal Executive Offices)

                   Allstream Inc. Management Incentive Plan
                           (Full title of the plan)

                             Puglisi & Associates
                         850 Library Avenue, Suite 204
                            Newark, Delaware 19715
                    (Name and address of agent for service)

                                (302) 738-6680
         (Telephone number, including area code, of agent for service)

                                  Copies to:

     Rodger Madden, Esq.                             Thomas R. Brome, Esq.
        Allstream Inc.                            Cravath, Swaine & Moore LLP
          Suite 1600                                    Worldwide Plaza
  200 Wellington Street West                           825 Eighth Avenue
       Toronto, Ontario                                New York, New York
        Canada M5V 3G2                                     10019-7475
        (416) 345-2000                                   (212) 474-1000

                               EXPLANATORY NOTE

     Allstream Inc., a Canadian corporation (the "Registrant"), is filing this post-effective amendment in order to file Exhibit 4.1 (Schedules I, II and III to Certificate of Incorporation, as amended, of the Registrant), which Exhibit was inadvertently omitted from the Registrant's Registration Statement on Form S-8 filed on August 5, 2003.





                                 EXHIBIT INDEX

Exhibit No.       Description

   4.1 Schedules I, II and III to Certificate of Incorporation, as amended, of the registrant.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Toronto, Canada on this 31st day of July 2003.

                                  ALLSTREAM INC.

                                  By: /s/ Scott L. Ewart
                                      ------------------------------------
                                      Name:  Scott L. Ewart
                                      Title: Senior Vice President
                                             General Counsel and Secretary



                               POWER OF ATTORNEY

     Each of the registrant and each director or officer of the registrant whose individual signature appears below hereby appoints John T. McLennan, David A. Lazzarato and Don Welham, and each of them, any of whom may act without the joinder of the others, as the true and lawful attorney-in-fact and agent of the undersigned, in any and all capacities, with full power of substitution, to sign any and all amendments to this Registration Statement (including post-effective amendments), and, in connection with any registration of additional securities, to sign any abbreviated registration statement and any and all amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



               Signature                                 Title                                  Date

        /s/ John T. McLennan
     ------------------------------                Vice Chairman and                        July 31, 2003
            John T. McLennan               Chief Executive Officer, Director

       /s/ David A. Lazzarato
     ------------------------------           Executive Vice President and                  July 31, 2003
           David A. Lazzarato              Chief Financial Officer, Director

           /s/ Don Welham
     ------------------------------            Vice-President, Controller                   July 31, 2003
               Don Welham

         /s/ Purdy Crawford
     ------------------------------                     Director                            July 31, 2003
             Purdy Crawford

       /s/ Gerald E. Beasley
     ------------------------------                     Director                            July 31, 2003
           Gerald E. Beasley




     /s/ William A. Etherington
     ------------------------------                     Director                            July 31, 2003
         William A. Etherington


     ------------------------------                     Director                            July 31, 2003
             Deryk I. King

        /s/ Ian D. Mansfeld
     ------------------------------                     Director                            July 31, 2003
            Ian D. Mansfeld

        /s/ Ian M. McKinnon
     ------------------------------                     Director                            July 31, 2003
            Ian M. McKinnon

           /s/ Jane Mowat
     ------------------------------                     Director                            July 31, 2003
               Jane Mowat

       /s/ Daniel F. Sullivan
     ------------------------------                     Director                            July 31, 2003
           Daniel F. Sullivan

                           AUTHORIZED REPRESENTATIVE

         Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of the Registrant in the United States on this 31st day of July, 2003.


                                           By: /s/ Wendy Cassity
                                               ------------------------------
                                               Name:  Wendy Cassity
                                               Title: Authorized Representative

                               INDEX TO EXHIBITS


Exhibit           Description


4.1 Schedules I, II and III to Certificate of Incorporation, as amended, of the registrant.